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                                                                     EXHIBIT 5.1



                                 July 6, 1998



Concentric Network Corporation
10590 North Tantau Avenue
Cupertino, California  95014

     RE:  REGISTRATION STATEMENT ON FORM S-4 FOR CONCENTRIC NETWORK CORPORATION

Ladies and Gentlemen:

     We have acted as corporate counsel to Concentric Network Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance of up to 150,000 shares of the Company's 13 1/2 % Series B Senior Redeemable Exchangeable Preferred Stock due 2010 ("Series B Preferred") which have been registered under the Securities Act and are to be issued in exchange for all outstanding shares of the Company's 13 1/2 % Series A Senior Redeemable Exchangeable Preferred Stock due 2010 ("Series A Preferred").

     As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that the Series B Preferred when issued in accordance with the Registration Statement and related Prospectus and Letter of Transmittal, will be duly and validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson Sonsini Goodrich & Rosati